Exhibit 99.1

Apple REIT Eight

THIRD QUARTER

RENAISSANCE
RENAISSANCE
ONLY
BUS
LANE
BUS

SEPTEMBER 30, 2009

DEAR SHAREHOLDER

GLADE M. KNIGHT

Apple REIT Eight, Inc. was created with the clear vision of acquiring a diversified portfolio of high quality, well-branded lodging real estate primarily on an all-cash basis. The state of our national economy has created challenging market conditions for the majority of business segments, including the hotel industry. We believe the strategy that Apple REIT Eight implemented at inception has given the Company the ability to resourcefully manage this downturn more successfully than the majority of our competitors. Although the 51 hotels that comprise the Apple REIT Eight portfolio are not immune to the current economic downturn, marginal improvements in operations during the third quarter of this year as compared to the first six months of 2009 lend optimism that the recession is subsiding. I am confident that with the resiliency of the Marriott®- and Hilton®-brands, the quality of our real estate and the strength of our capital structure, the Company remains well poised to benefit as economic conditions improve.

A total of 51 hotels, with 5,909 guestrooms, diversified throughout 19 states, comprise the Apple REIT Eight portfolio. For the third quarter of 2009 and 2008, these hotels reported average occupancy rates of 71 percent and 75 percent, average daily rates (ADR) of $116 and $125, and revenue per available room (RevPAR) of $82 and $94, respectively. For the nine-month periods ending September 30, 2009 and September 30, 2008, our hotels reported occupancy rates of 67 percent and 74 percent, ADR of $112 and $123, and RevPAR of $75 and $91, respectively. The Renaissance® New York Hotel 57 celebrated its grand reopening following the completion of our extensive renovation and rebranding in September of this year. I am pleased to report that RevPAR at the hotel has been steadily increasing since the renovation was completed, and we anticipate continued improvement at this hotel in the months to come.

Funds from operations (FFO) for the three-month period ending September 30, 2009 totaled $12.9 million, or $0.14 per share. Year-to-date results through September 30, 2009 were $30.3 million, or $0.33 per share. FFO for the same periods last year was $16.3 million or $0.18 per share, and $36.7 million or $0.43 per share, respectively. In an effort to offset declines in revenue, the Company continues to aggressively work with our management companies, successfully reducing expenses where possible without compromising the high level of quality and service to which our guests are accustomed.

The Company paid dividends totaling $0.19 per share for the third quarter of this year. For the nine-month period ending September 30, 2009, we paid dividends totaling $0.61 per share. Our management team and board of directors continue to closely monitor hotel operations and market conditions as related to our dividend policy. As of the printing of this report, we had not made any changes to our current annualized return of seven percent, based on an $11 share price.

Although it is difficult to predict future performance, hotel industry analysts anticipate improvement in RevPAR by the end of 2010. As we navigate these uncertain times, we remain focused on growing the value of your investment over the long term while providing the highest possible returns. As always, thank you for your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
(In thousands except statistical data)	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

REVENUES
Room revenue	$44,953	$46,011	$121,472	$87,895
Other revenue	3,396	3,107	9,373	6,053
Total revenues	$48,349	$49,118	$130,845	$93,948

EXPENSES
Direct operating expense	$12,591	$11,987	$34,787	$23,073
Other hotel operating expenses	20,012	19,034	57,138	37,476
General and administrative	1,033	1,023	3,393	3,438
Depreciation	8,355	6,825	24,330	14,467
Investment income, net	(16)	(963)	(33)	(9,274)
Interest expense, net	1,873	1,752	5,283	2,494
Total expenses	$43,848	$39,658	$124,898	$71,674

NET INCOME
Net income	$4,501	$9,460	$5,947	$22,274
Unrealized gain/(loss) on investments	618	(1,136)	2,195	(3,473)
Comprehensive income	$5,119	$8,324	$8,142	$18,801
Net income per share	$0.05	$0.10	$0.06	$0.26

FUNDS FROM OPERATIONS (A)
Net income	$4,501	$9,460	$5,947	$22,274
Depreciation of real estate owned	8,355	6,825	24,330	14,467
Funds from operations	$12,856	$16,285	$30,277	$36,741
FFO per share	$0.14	$0.18	$0.33	$0.43

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,105	91,604	92,812	85,627

OPERATING STATISTICS
Occupancy	71%	75%	67%	74%
Average daily rate	$116	$125	$112	$123
RevPAR	$82	$94	$75	$91
Number of hotels	51	49
Dividends per share	$0.19	$0.22	$0.61	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2009	December 31, 2008

ASSETS
Investment in hotels, net	$978,143	$982,886
Other assets	27,612	20,162
Total assets	$1,005,755	$1,003,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$176,157	$138,704
Other liabilities	25,848	22,040
Total liabilities	202,005	160,744
Total shareholders’ equity	803,750	842,304
Total liabilities & shareholders’ equity	$1,005,755	$1,003,048

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2009 and the results of operations for the interim periods ended September 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2008 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY

ALABAMA

Birmingham

ARKANSAS

Rogers (2), Springdale

CALIFORNIA

Burbank, Cypress, Oceanside, Sacramento,

San Jose, Tulare

FLORIDA

Jacksonville, Orlando/Sanford, Tallahassee, Tampa

GEORGIA

Savannah/Port Wentworth, Savannah

KANSAS

Overland Park (3), Wichita

KENTUCKY

Bowling Green

MARYLAND

Annapolis

MASSACHUSETTS

Marlborough, Westford (2)

MISSOURI

Kansas City

NEW JERSEY

Somerset

NEW YORK

New York City

NORTH CAROLINA

Carolina Beach, Concord, Dunn, Fayetteville,

Greensboro, Matthews, Wilmington, Winston-Salem

OKLAHOMA

Tulsa/South-Bixby

SOUTH CAROLINA

Columbia, Greenville, Hilton Head

TENNESSEE

Chattanooga

TEXAS

Texarkana (2)

VIRGINIA

Charlottesville, Harrisonburg, Norfolk/Chesapeake,

Suffolk/Chesapeake (2), Virginia Beach (2)

WASHINGTON

Tukwila

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereiteight.com

INVESTOR INFORMATION

For additional information about the

company, please contact: Kelly Clarke,

Director of Investor Services

804-727-6321 or

KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Renaissance Hotels & Resorts®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,909 guestrooms in 19 states.

MISSION

Apple REIT Eight is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RENAISSANCE NEW YORK HOTEL 57, NEW YORK CITY, NY

BACK: RESIDENCE INN, BURBANK, CA; HILTON GARDEN INN, COLUMBIA, SC; RESIDENCE INN, OCEANSIDE, CA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.